UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 14, 2005
Date of Report (Date of earliest event reported)

Commission File	Exact Name of Registrant as Specified in Its Charter; State of Incorporation;	IRS Employer
Number	Address of Principal Executive Offices; and Telephone Number	Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street – 37th Floor P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

1-1401	PECO ENERGY COMPANY (a Pennsylvania corporation) P.O. Box 8699 2301 Market Street Philadelphia, Pennsylvania 19101-8699 (215) 841-4000	23-0970240

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348 (610) 765-6900	23-3064219
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.
Item 8.01. Other Events.
Hearing in Litigation Challenging the Authority of the ICC in the Procurement Rider Case
As previously reported, on February 25, 2005, Commonwealth Edison Company (ComEd), a subsidiary of Exelon Corporation (Exelon), made filings at the Illinois Commerce Commission (ICC) to commence a proceeding (referred to as the Procurement Rider Case) to establish the process by which ComEd will procure electricity beginning in 2007 and recover the costs from retail customers. In the Procurement Rider Case, ComEd is seeking approval to use the results of a competitive bidding process to procure electricity for its customers in the open market, using a reverse-auction process, to set retail rates. On December 5, 2005, the ICC’s Administrative Law Judge assigned to the Procurement Rider Case issued a Proposed Order that recommended that the ICC approve a competitive procurement process similar to the process that ComEd proposed. The Proposed Order reaffirms earlier rulings by the Administrative Law Judge and the ICC that the ICC has legal authority under the Public Utilities Act to approve the auction and the resulting rates. The Proposed Order also increases regulatory oversight of the process.
On September 1, 2005, the Illinois Attorney General, Citizens’ Utility Board, the Cook County State’s Attorney’s Office and the Environmental Law and Policy Center (the Plaintiffs) filed a two-count complaint in the Circuit Court of Cook County against the ICC and the individual ICC commissioners (referred to as the Litigation) seeking an injunction prohibiting ICC approval of the proposals made by ComEd in the Procurement Rider Case. On September 30, 2005, the Cook County Circuit Court, over the opposition of the plaintiffs, granted ComEd’s request to intervene in the Litigation. On October 12, 2005, ComEd moved for summary judgment in the Litigation and the ICC moved to dismiss the first count of the complaint and for summary judgment on the second count.
On December 14, 2005, the court held a hearing on the motions. The court did not rule on the Plaintiffs’ request for an injunction and indicated that the court would issue a written decision on January 25, 2006, which is the day after the ICC is to issue its decision in the Procurement Rider Case.
Moody’s Downgrade of Long-Term Debt Ratings of ComEd
On December 15, 2005, Moody’s Investor Service (Moody’s) downgraded the long-term debt ratings of ComEd’s senior unsecured debt to Baa2 from Baa1. These ratings were initially placed under review on September 30, 2005 and remain under review for further possible downgrade. ComEd’s short-term commercial paper rating was also placed under review on September 30 and was not downgraded on December 15 but remains under review for possible downgrade. Ratings for Exelon, Exelon Generation Company LLC (Generation), and PECO Energy Company (PECO) were affirmed and the rating outlook for these entities was found to remain stable.
Moody’s indicated that the downgrade “reflects a difficult political and regulatory environment for utilities in Illinois.” Moody’s cited the Litigation and the opposition of the Governor and the Attorney General of Illinois to ComEd’s power procurement proposal. Moody’s also stated that the downgrade “reflects Moody’s expectation that even with the approval by the Illinois Commerce Commission of the company’s power procurement plan and an eventual settlement on recovery of deferred costs, the size of the deferral is likely to be material, the timeframe for recovery is likely to be lengthy, and ComEd’s credit quality would be negatively affected by the debt incurred to finance a large deferral amount.”
FERC Authorization of Sales Pursuant to Illinois Auction Proposal
As previously reported, on October 17, 2005, ComEd and Generation (together with ComEd, the Applicants) filed with the Federal Energy Regulatory Commission (FERC) an application under Section 205 of the Federal Power Act (FPA) (the Application). The Application sought two actions by the FERC. First, the Application sought FERC approval that the proposed Illinois auction process would meet FERC principles concerning the procurement of wholesale electric power through a competitive process as defined in FERC decisions such as Boston Edison Co. re: Edgar Elec. Energy Co. (55 FERC ¶61,382 (1991)(Edgar). Second, the Application sought a FERC finding that if Generation were to participate in the

Illinois auction and be selected as a winning bidder, the standard agreements under which Generation would sell energy, capacity and ancillary services to ComEd would be acceptable to FERC because they resulted from a fair and open competitive process.
On December 16, 2005, FERC issued an order granting both requests. FERC found that ComEd’s auction proposal is structured in a manner that satisfies the FERC’s Edgar precedent. FERC also authorized Generation to make sales to ComEd pursuant to the proposed auction process. FERC found that the competitive solicitation process will protect ComEd customers from potential affiliate abuse and will result in just and reasonable rates. FERC found unpersuasive other parties’ arguments alleging a potential for affiliate abuse and found the suggestion that directly negotiated rates might result in lower rates unsupported and irrelevant. FERC rejected the suggestion that better results would be obtained if ComEd and Generation engaged in direct negotiations, and it explained that the potential for affiliate abuse resulting from direct negotiations was among the reasons the Edgar policy was adopted. FERC further denied a request by the Illinois Attorney General for a hearing to challenge assertions made by Applicants, finding that none of the alleged misstatements of fact constituted material issues of fact requiring a hearing.
FERC Affirms Approval of Proposed Merger of Exelon and PSEG
On December 15, 2005, the FERC considered petitions for rehearing of its June 30, 2005 decision approving the proposed merger of Exelon and Public Service Enterprise Group Inc. (PSEG). FERC affirmed its approval of the proposed merger. In addressing the arguments raised on rehearing, the FERC announcement of its affirmation “emphasized that the proposed merger included mitigation measures to curb any competitive harm that might arise from the utilities’ merger through ‘substantial divestiture of generation and several compliance filings.’”
* * * * *
This combined Form 8-K is being furnished separately by Exelon, ComEd, PECO and Generation (Registrants). Information contained herein relating to any individual registrant has been furnished by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.
Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants’ 2004 Annual Report on Form 10-K—ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Generation, (b) the Registrants’ 2004 Annual Report on Form 10-K—ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 20, ComEd—Note 15, PECO—Note 14 and Generation—Note 16, (c) Exelon’s Current Report on Form 8-K filed on May 13, 2005, including those discussed in Exhibit 99.2 “Management’s Discussion and Analysis of Financial Condition and Results of Operation ” and Exhibit 99.3 “Financial Statements and Supplementary Data”, (d) Generation’s Current Report on Form 8-K filed on May 13, 2005, including those discussed in Exhibit 99.5 “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and Exhibit 99.6 “Financial Statements and Supplementary Data” and (e) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.
This report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include risks associated with the proposed merger of Exelon and PSEG that are included in the joint proxy statement/prospectus that Exelon filed with the SEC pursuant to Rule 424(b)(3) on June 3, 2005 (Registration No. 333-122704). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. The Registrants do not undertake any obligation to publicly release any revision to the forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION PECO ENERGY COMPANY EXELON GENERATION COMPANY, LLC
/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets and Chief Financial Officer

COMMONWEALTH EDISON COMPANY
/s/ Robert K. McDonald
Robert K. McDonald
Senior Vice President and Chief Financial Officer

December 21, 2005